Exhibit 3.1

                              ARTICLES OF AMENDMENT

                                                              ELECTRONIC TRANSACTION        RAPPORT DE LA TRANSACTION
[INDUSTRY       Industry Canada     Industrie Canada                REPORT                         ELECTRONIQUE
CANADA LOGO]
                                                              ARTICLES OF AMENDMENT           CLAUSES MODICIATRICES
                Canada Business     Loi canadienne sur les     (SECTION 27 OR 177)             (ARTICLES 27 OU 177)
                Corporations Act    societes par actions
-----------------------------------------------------------------------------------------------------------------------

1 - Name of corporation - Denomination de la societe                    |2 - Corporation No. - N' de la societe
                                                                        |
GUARDIAN BIOTECHNOLOGIES INC.                                           |             410170-7

3  -  The  articles  of  the  above-named  corporation  are  amended as follows:
      les statuts de la societe mentionnee ci-dessus sont modifies de la facon suivante

3. The classes and any maximum number of shares that the corporation is authorized to issue

See  attached  schedual  I


4.  Restrictions,  if  any,  on  share  transfers

None


5.  Number  (or  minimum  and  maximum  number)  of  directors

Min.  of  3,  Max.  of  10


7.  Other  provisions,  if  any

See  attached  Schedual  II



SCHEDULE  I

The class and any maximum number of shares that the Corporation is authorized to issue shall consist of an unlimited number of Common Shares with the following rights, privileges, restrictions and conditions:

COMMON  SHARES

SECTION  1.  VOTING  RIGHTS
Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat. At all meetings of which notice must be given to the holders of the Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.

SECTION  2.  DIVIDENDS
The holders of the Common Shares shall be entitled to receive any dividend declared by the Corporation.

SECTION  3.  LIQUIDATION,  DISSOLUTION  OR  WINDING-UP
The holders of the Common Shares shall be entitled to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

SCHEDULE  II

1. The directors may appoint from time to time one or more directors within the limits provided in the Canada Business Corporations Act.

2.  The  directors  are  authorized  to determine the number of directors of the

Corporation  from  time  to  time  to  time  by  resolution.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date           Name  -  Nom         Signature       Capacity  of  -  en  qualite
2002-11-27     SUN  LEE                             DIRECTOR
--------------------------------------------------------------------------------

                              ARTICLES OF AMENDMENT







                                                                     ELECTRONIC TRANSACTION          RAPPORT DE LA TRANSACTION
[INDUSTRY       Industry Canada     Industrie Canada                        REPORT                         ELECTRONIQUE
CANADA LOGO]
                                                                      ARTICLES OF AMENDMENT            CLAUSES MODICIATRICES
                Canada Business     Loi canadienne sur les             (SECTION 27 OR 177)              (ARTICLES 27 OU 177)
                Corporations Act    societes par actions


-----------------------------------------------------------------------------------------------------------------------

1 - Name of corporation - Denomination de la societe                    |2 - Corporation No. - N' de la societe
                                                                        |
GUARDIAN BIOTECHNOLOGIES INC.                                           |             410170-7

-----------------------------------------------------------------------------------------------------------------------



3  -  The  articles  of  the  above-named  corporation  are  amended as follows:
      les statuts de la societe mentionnee ci-dessus sont modifies de la facon suivante

1.  Name  of  Corporation

Guardian  Biotechnologies  Inc.

2.  The  province or territory in Canada where the registered office is situated

Saskatchewan


3. The classes and any maximum number of shares that the corporation is authorized to issue

See  attached  schedule  I


4.  Restrictions,  if  any,  on  share  transfers

None


5.  Number  (or  minimum  and  maximum  number)  of  directors

Min.  of  3,  Max.  of  10


7.  Other  provisions,  if  any

See  attached  Schedule  II



SCHEDULE  I

The class and any maximum number of shares that the Corporation is authorized to issue shall consist of an unlimited number of Common Shares with the following rights, privileges, restrictions and conditions:

COMMON  SHARES

SECTION  1.  VOTING  RIGHTS
Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat. At all meetings of which notice must be given to the holders of the Common Shares, each holder of Common Shares shall be entitled to one vote in respect of each Common Share held by such holder.

SECTION  2.  DIVIDENDS
The holders of the Common Shares shall be entitled to receive any dividend declared by the Corporation.

SECTION  3.  LIQUIDATION,  DISSOLUTION  OR  WINDING-UP
The holders of the Common Shares shall be entitled to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

SCHEDULE  II

1.  The  number  of  shareholders  in  the  Corporation  is  unlimited.

2. Invitation to the public to subscribe the securities of the Corporation is allowed.

3. The directors may appoint from time to time one or more directors within the limits provided in the Canada Business Corporations Act.

4. The directors are authorized to determine the number of directors of the Corporation from time to time to time by resolution.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date          Name  -  Nom         Signature       Capacity  of  -  en  qualite
2002-12-06    SUN  LEE                             DIRECTOR

--------------------------------------------------------------------------------



                            ARTICLES OF INCORPORATION






[INDUSTRY        Industry Canada     Industrie Canada                    FORM 1                    FORMULE 1
CANADA LOGO]     Canada Business     Loi canadienne sur les      ARTICLES OF INCORPORATION    STATUTS CONSTITUTIFS
                 Corporations Act    societes par actions             (SECTION 6)                 (ARTICLE 6)


------------------------------------------------------------------------------------------------------------------------
1  -  Name  of  corporation  -  Denomination  de  la  societe

GUARDIAN  BIOTECHNOLOGIES INC.
------------------------------------------------------------------------------------------------------------------------
2  - The province or territory in Canada where the registered    La province ou le territoire au  Canada  ou  est  situe
     office is situated                                          le siege social

Saskatchewan
------------------------------------------------------------------------------------------------------------------------
3  - The classes and any maximum number of shares that the       Categories et tout nombre maximal d' actions que la
     corporation  is authorized to issue                         societe est authorisee  a  emettre

     One  hundred  Million  of  common  shares
------------------------------------------------------------------------------------------------------------------------
4  - Restrictions, if any, on share transfers                    Restrictions sur le transfert des actions,  s'll  y  a

                                       44




                                                                 lieu

    See  attached  Schedule  I
------------------------------------------------------------------------------------------------------------------------
5  - Number  (or minimum and maximum number) of directors        Nombre (ou nombre  minimal  et  maximal)
                                                                 d'administrateurs
     Minimum  1,  Maximum  10
------------------------------------------------------------------------------------------------------------------------
6  - Restrictions,  if  any,  on  business the corporation may   Limites imposees  a  l'activite  commerciale  de  la
     carry on                                                    societe, s'll y  a  lieu

     None
------------------------------------------------------------------------------------------------------------------------
7  - Other  provisions,  if  any                                 Autres dispositions,  s'll  y  a  lieu

     See  attached  Schedule  II
------------------------------------------------------------------------------------------------------------------------
8  -  Incorporators  -  fondateus
------------------------------------------------------------------------------------------------------------------------
      Name(s) - Nom(s)                    Address (including postal code)                     Signature
                                          Adresse (inclure le code postal)
------------------------------------------------------------------------------------------------------------------------
       Sun  Lee                           16th  Floor,  543  Granville street
                                              Vancouver,  BC  V6C  1X8
------------------------------------------------------------------------------------------------------------------------

FOR  DEPARTMENTAL  USE  ONLY  -  |A  L'USAGE  DU  MINISTERE  SEULEMENT              |Filed  -  Deposee
Corporation  No.  -  N  de  la  societe                                             |
                                                                                    |  AUG  20  2002
                   410170-7                                                         |  AOUT  20  2002

------------------------------------------------------------------------------------------------------------------------

                     SCHEDULE I TO ARTICLES OF INCORPORATION
The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

     a. the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR
     b. the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.


                    SCHEDULE II TO ARTICLES OF INCORPORATION
Other  provisions:

     a. The number of shareholders in the Corporation, exclusive of employees and former employees who, while employed by the Corporation were, and following the termination of that employment, continue to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered holders of one or more shares being counted as one shareholder.

     b. Any invitation to the public to subscribe for securities of the Corporation is prohibited.
     c. If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the Corporation may from time to time:
          i.   borrow  money  upon  the  credit  of  the  Corporation;
          ii. issue, reissue, sell or pledge debt obligations of the Corporation; and
          iii. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.


     d. The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.




                                       46